EXHIBIT 99.1
FOR RELEASE ON OCTOBER 22, 2009 at 7:30 a.m. ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International Reports Third Quarter 2009
Results
Reports Strong Adjusted Revenue Growth of 17%, Cash Position Remains Solid
SCOTTSDALE, Ariz., October 22, 2009 — TASER International, Inc. (NASDAQ: TASR), a leading provider of technology solutions and the market leader in electronic control devices (ECDs) today reported financial results for the third quarter ended September 30, 2009.
During the third quarter, the Company announced a trade-in program to enable agencies to easily upgrade to the newly announced semi-automatic TASER X3. As required by applicable accounting principles, the Company deferred $3.5 million of revenue until the respective trade-in occurs or the trade-in program expires at December 31, 2009. This temporary deferral significantly reduces GAAP reported net sales as compared to adjusted revenue for product shipments. Additionally, all the product costs associated with the sale were recognized at the time of delivery to the customer. In order to simplify comparison to prior periods, the Company will discuss both its GAAP and its adjusted (non-GAAP) results assuming this revenue was not deferred.
Q3 Financial Summary:
•
Adjusted revenues for the third quarter of 2009 were $26.8 million, an increase of $4.0 million or 17% over the same quarter of the prior year. For the first nine months of 2009, adjusted revenues were $73.2 million, an increase of $6.8 million or 10.0% over the first nine months of 2008. Adjusted revenues exclude the impact of a $3.5 million revenue deferral related to the X26 to X3 trade-in credit program, the balance of which is expected to be recognized as revenue when the trade-in occurs or the offer expires at December 31, 2009. On a GAAP basis, net sales for the third quarter and first nine months of 2009 were $23.3 million and $69.7 million, respectively. Net sales for the third quarter and first nine months of 2008 were $22.9 million and $66.4 million respectively.

•
Adjusted gross margin, which excludes the impact of the X26 to X3 trade-in credit program, improved to 62.5% in the third quarter of 2009, compared to 60.8% in the third quarter of 2008. On a GAAP basis, gross margin for the third quarter was 56.9%, compared to 60.8% in the third quarter of 2008.

•
Research and development expenses of $6.7 million increased by $3.3 million, or 100%, in the third quarter of 2009 compared to the same period in 2008. The increase was driven primarily by ongoing, intensive development efforts to bring multiple new products to market including the TASER® X3™, TASER® AXON™ and EVIDENCE.COM. The accelerated research and development costs were associated with the simultaneous launch of two major product lines in the quarter: the new TASER X3 and the AXON Tactical Computer. The Company expects R&D costs to return to more normal levels in the fourth quarter.

•
Adjusted operating income for the third quarter of 2009, which excludes the X26 to X3 trade-in revenue deferral, stock-based compensation charges, depreciation and amortization and litigation judgment expense, was $0.6 million compared to $2.8 million for the third quarter of 2008. GAAP loss from operations was $(4.8) million for the third quarter of 2009 compared to income from operations of $1.5 million for the same period in the prior year.

•	Net loss and diluted loss per share for the third quarter of 2009 were $(3.2) million and $(0.05), respectively.
•	The Company generated $5.5 million in cash from operating activities in the first nine months of 2009 with ending cash and cash equivalents of $45.4 million and no debt.
Significant events in the third quarter of 2009 include the following:
1.
International sales represented 19% of net sales and 16% of adjusted revenues for the third quarter (including the impact of revenue deferred for GAAP purposes relating to the X26 to X3 trade-in program). Significant shipments during the third quarter included follow-on orders for 1962 TASER® X26™ ECDs, 1962 TASER CAMs™ and related accessories to Australia.

2.
Sales to our Federal and military customers significantly increased during the quarter, partly due to the first order for TASER® X26™ ECDs and cartridges shipped under an indefinite delivery, indefinite quantity (IDIQ) contract from the U.S. Customs and Border Protection (CBP).

3.
On July 27, 2009, the next generation TASER® X3™ ECD was unveiled at the annual TASER Conference. The TASER X3 is capable of firing three cartridges without reloading and uses a Pulse Calibration System™ to constantly monitor and calibrate electrical output to provide more consistent effects on the target.

4.
Six (6) product liability suits were dismissed during the quarter, representing at the end of the quarter a total of ninety-six (96) wrongful death or injury suits that have been dismissed or judgment entered in favor of the Company.

“I am extremely proud of our team, which was able to turn in one of the strongest sales quarters in our Company’s history despite the challenging economic environment,” said Rick Smith, CEO of TASER International. “In addition to the strong sales for our existing products, our new AXON and EVIDENCE.com products continue to receive widespread praise from the law enforcement community. Both products recently received top industry awards at the International Association of Chiefs of Police Conference in the law enforcement computer and software categories, which is a great start as we prepare to bring these products to market in 2010. The investments we have made in these transformative products have positioned the Company to build on our reputation as not only the leading name in ECDs, but a pioneer in defense-oriented technologies and software services as well.”
The Company will host its third quarter 2009 earnings conference call on Thursday, October 22, 2009 at 11:00 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 1-866-700-7477 or 1-617-213-8440 for international callers. The pass code is 26406262 for both numbers.

Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include: (1) for adjusted revenue and adjusted gross margin, the impact of sales that were made during the third quarter pursuant to our X26 to X3 trade-in credit program that for GAAP purposes the resulting revenues were deferred until the sooner of when the offer is redeemed or the trade-in upgrade period expires, which will be no later than December 31, 2009 (“deferred sales”) and (2) for income (loss) from operations, the impact of deferred sales, non-cash stock-based compensation expense, depreciation and amortization and litigation judgment expense. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete charges that are infrequent in nature. Additionally, because the temporary non-cash revenue deferral for the X26 to X3 trade-in credit program significantly reduces GAAP reported net sales as compared to adjusted revenue for product shipments, and whereas all the product costs associated with the sale were recognized at the time of delivery to the customer, the presentation of adjusted results assuming this revenue was not deferred simplifies the comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.
Caution on Use of Non-GAAP Measures
As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the deferral of revenue and the impact of other non-cash charges.
Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
About TASER International, Inc. (TASR):
TASER International’s products protect life, providing advanced Electronic Control Devices for use in the law enforcement, medical, military, corrections, professional security, and personal protection markets. TASER® devices use proprietary technology to incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens, or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology protects life, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information about TASER technology, please call (800) 978-2737 or visit our website at www.TASER.com.

Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	September 30, 2009	September 30, 2008

Net Sales	$23,310,456	$22,859,459

Cost of Products Sold:
Direct manufacturing expense	7,372,090	6,286,067
Indirect manufacturing expense	2,672,554	2,677,850

Total Cost of Products Sold	10,044,644	8,963,917

Gross Margin	13,265,812	13,895,542

Sales, general and administrative expenses	11,419,526	9,055,060
Research and development expenses	6,656,538	3,331,697

Income (loss) from operations	(4,810,252)	1,508,785

Interest and other income, net	19,995	269,718

Income (loss) before provision (benefit) for income taxes	(4,790,257)	1,778,503
Provision (benefit) for income taxes	(1,614,240)	1,128,126

Net income (loss)	$(3,176,017)	$650,377

Income (loss) per common and common equivalent shares
Basic	$(0.05)	$0.01
Diluted	$(0.05)	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic	61,937,769	61,714,889
Diluted	61,937,769	63,313,702

TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended
	September 30, 2009	September 30, 2008

Net Sales	$69,748,635	$66,447,272

Cost of Products Sold:
Direct manufacturing expense	20,081,221	19,877,521
Indirect manufacturing expense	8,033,623	6,306,617

Total Cost of Products Sold	28,114,844	26,184,138

Gross Margin	41,633,791	40,263,134

Sales, general and administrative expenses	33,689,688	27,925,704
Research and development expenses	15,246,764	8,463,231
Litigation judgment expense	—	5,200,000

Loss from operations	(7,302,661)	(1,325,801)

Interest and other income, net	162,044	1,492,448

Income (loss) before provision (benefit) for income taxes	(7,140,617)	166,647
Provision (benefit) for income taxes	(2,773,438)	315,419

Net Loss	$(4,367,179)	$(148,772)

Loss per common and common equivalent shares
Basic	$(0.07)	$(0.00)
Diluted	$(0.07)	$(0.00)

Weighted average number of common and common equivalent shares outstanding
Basic	61,891,638	62,568,846
Diluted	61,891,638	62,568,846

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

GAAP net sales	$23,310,456	$22,859,459	$69,748,635	$66,447,272
Trade-in program revenue deferral	3,465,650	—	3,465,650	—

Adjusted revenues	$26,776,106	$22,859,459	$73,214,285	$66,447,272

GAAP gross margin	$13,265,812	$13,895,542	$41,633,791	$40,263,134
Trade-in program revenue deferral	3,465,650	—	3,465,650	—

Adjusted gross margin	$16,731,462	$13,895,542	$45,099,441	$40,263,134

GAAP income (loss) from operations	$(4,810,252)	$1,508,785	$(7,302,661)	$(1,325,801)
Trade-in program revenue deferral	3,465,650	—	3,465,650
Stock-based compensation expense (a)	1,022,863	665,259	3,782,181	1,396,116
Depreciation and amortization	923,722	646,775	2,408,539	1,945,526
Litigation judgment expense	—	—	—	5,200,000

Adjusted operating income	$601,983	$2,820,819	$2,353,709	$7,215,841

a)	Results include stock-based compensation as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Cost of Products Sold	$62,154	$72,370	$260,517	$182,838
Sales, general and administrative expenses	814,159	442,892	2,441,178	932,018
Research and development expenses	146,550	149,997	1,080,486	281,260

	$1,022,863	$665,259	$3,782,181	$1,396,116

TASER International, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2009	December 31, 2008

ASSETS

Current Assets
Cash and cash equivalents	$45,414,569	$46,880,435
Short-term investments	—	2,498,998
Accounts receivable, net	16,318,653	16,793,553
Inventory	13,227,387	13,467,117
Prepaids and other assets	1,771,464	2,528,539
Current deferred income tax assets, net	9,430,073	9,430,073

Total current assets	86,162,146	91,598,715

Property and equipment, net	35,631,871	27,128,032
Deferred income tax assets, net	12,584,846	8,826,778
Intangible assets, net	2,624,384	2,447,011
Other long-term assets	116,245	14,970

Total Assets	$137,119,492	$130,015,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$7,704,600	$3,856,961
Accrued liabilities	3,847,560	4,275,907
Current deferred revenue	6,267,807	2,510,645
Customer deposits	293,510	312,686

Total Current Liabilities	18,113,477	10,956,199

Deferred revenue, net of current portion	4,821,519	4,840,965
Liability for unrecorded tax benefits	2,135,401	1,692,080

Total Liabilities	25,070,397	17,489,244

Commitments and Contingencies

Stockholders’ Equity
Common stock	641	638
Additional paid-in capital	91,553,138	87,663,129
Treasury stock	(14,708,237)	(14,708,237)
Retained earnings	35,203,553	39,570,732

Total Stockholders’ Equity	112,049,095	112,526,262

Total Liabilities and Stockholders’ Equity	$137,119,492	$130,015,506

TASER International, Inc.
Selected Consolidated Statement of Cash Flows Information
(Unaudited)

	For the Nine Months Ended
	September 30, 2009	September 30, 2008

Net loss	$(4,367,179)	$(148,772)
Depreciation and amortization	2,408,539	1,945,526
Stock-based compensation expense	3,782,181	1,396,113
Net cash provided by operating activities	5,461,095	4,611,061
Net cash (used) provided by investing activities	(7,034,792)	7,266,023
Net cash provided (used) by financing activities	107,831	(12,179,256)
Cash and cash equivalents, end of period	$45,414,569	$42,499,289
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